As filed with the Securities and Exchange Commission on 22 November 2010

Registration Statement No. 333-157373

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

POST-EFFECTIVE AMENDMENT NO. 2
TO
REGISTRATION STATEMENT
UNDER
SCHEDULE B OF
THE SECURITIES ACT OF 1933
____________________________

Commonwealth of Australia
(Name of Registrant)
____________________________

MR. DAVID PEARL
Minister - Counsellor (Economic)
Australian Embassy
1601 Massachusetts Avenue, N.W.
Washington, D.C. 20036
(Name and address of Authorised Agent of the Registrant in the United States
to receive notices and communications from the Securities and Exchange Commission)
____________________________

It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:

ADRIAN J.S. DEITZ, ESQ
Skadden, Arps, Slate, Meagher & Flom
Level 13
131 Macquarie Street
Sydney, NSW 2000
Australia
___________________________

Approximate date of commencement of proposed sale to the public:

This Post-Effective Amendment No. 2 deregisters the Guarantee of the Commonwealth of Australia issued under the Australian Government Guarantee Scheme for Large Deposits and Wholesale Funding of eligible senior unsecured debt securities of eligible Australian authorised deposit-taking institutions.

____________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

On February 17, 2009, the Commonwealth of Australia (the "Commonwealth") filed a registration statement under Schedule B (File No. 333-157373) (the "Registration Statement") for the purpose of registering the Commonwealth's guarantee of eligible senior unsecured debt securities ("ADI Debt Securities") issued by Australian banks ("ADIs").  The Registration Statement was amended on April 17, 2009 and June 29, 2009 and declared effective on July 1, 2009.  No securities have been sold pursuant to the Registration Statement.

The Registration Statement was filed in connection with a scheme instituted by the Commonwealth in November 2008 (the "ADI Guarantee Scheme") in order to promote financial system stability in Australia by supporting confidence and assisting ADIs to continue to access funding during the global financial crisis of 2008 and 2009.
Following improvement to bank funding conditions, the Commonwealth announced the withdrawal of the ADI Guarantee Scheme on February 7, 2010, and the ADI Guarantee Scheme closed to new issuance of liabilities on March 31, 2010.

Accordingly, the Commonwealth is filing this Post-Effective Amendment No. 2 to deregister, as of the date hereof, its guarantee of ADI Debt Securities.

SIGNATURES

REGISTRANT:

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorised, in the City of Canberra, Australia on 22 November 2010.

By:	/s/ Dr Ken Henry AC
	Name:	Dr Ken Henry AC
	Title:	Secretary of the Treasury of the Commonwealth of Australia

AUTHORISED AGENT IN THE UNITED STATES
TO RECEIVE NOTICES AND COMMUNICATIONS
FROM THE SECURITIES AND EXCHANGE COMMISSION:

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorised agent of the Commonwealth of Australia in the United States receive notices and communications from the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 2 to the Registration Statement in Washington, D.C. on 22 November 2010.

By:	/s/ Mr. David Pearl
	Name:	Mr. David Pearl
	Title:	Minister - Counsellor (Economic) Washington, D.C. Authorised Agent in the United States to receive notices and communications from the Securities and Exchange Commission